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                          PROPRIETARY AND CONFIDENTIAL

                                  COMMON STOCK
                              INVESTMENT AGREEMENT

                                     Between

                       Promethean Investment Group, L.L.C.

                                       And

                         AutoBond Acceptance Corporation

                            Dated as of May 19, 1998



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        COMMON STOCK INVESTMENT AGREEMENT (this "AGREEMENT"), dated as of May
19, 1998, by and among AutoBond Acceptance Corporation, a Texas corporation, with headquarters located at 301 Congress Avenue, 9th Floor, Austin, Texas 78701 (the "Company") and Promethean Investment Group L.L.C., a limited liability company organized and existing under the laws of the State of New York (together with its successors in interest and assigns or its designees, the "INVESTOR").

        WHEREAS:

        A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended and the rules and regulations thereunder, or any similar successor statutes (the "1933 ACT");

        B. The parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to $20,000,000 (subject to increase up to $25,000,000 as set forth in Section 1(d)) in shares (the "SHARES") of the Company's common stock, no par value (the "COMMON STOCK"); and

        C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

        NOW THEREFORE, the Company and the Investor hereby agree as follows:

        1. PURCHASE AND SALE OF COMMON STOCK

        a. Purchase and Sale of Common Stock. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to those number of Shares having an aggregate Purchase Price (as defined in Section 1(g)) of $20,000,000 (subject to increase up to $25,000,000 as set forth in Section 1(d)).

        b. Delivery of Put Notices. Subject to the satisfaction of the conditions set forth in this Section 1, at any time and from time to time during the period beginning on and including the Business Day (as defined below) immediately following the date on which the Registration Statement (as defined in the Registration Rights Agreement) is declared effective (the "EFFECTIVE DATE") by the Securities and Exchange Commission (the "SEC") and ending on the earlier of (A) the date which is two years after the Effective Date and (B) termination of this Agreement in accordance with Section 8 (the "OPEN PERIOD"), the Company may, in its sole discretion, deliver a written notice to the Investor (each such notice hereinafter referred to as a "PUT NOTICE") stating a dollar amount (the "DOLLAR AMOUNT") of Common Stock which the Company intends to sell to the Investor during the period beginning on the Business Day immediately following the date on which the Investor receives the Put Notice (the "PUT NOTICE DATE") and ending on and including the date which is 25 Business Days after such Put Notice Date (the "PURCHASE PERIOD"). The Dollar Amount designated by the Company in a Put Notice shall be


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in increments of $250,000. During the Open Period, Put Notices may be delivered no more frequently than once in each period of twenty-six (26) consecutive Business Days, such that a Put Notice may not be given during a Purchase Period. For purposes of this Agreement, "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed or on which the Principal Market (as defined below) for the Common Stock is not open for trading.

        c. Delivery of Preliminary Put Notices. At least ten days but not more than 30 days prior to the Company's delivery of a Put Notice to the Investor, the Company shall deliver written notice to the Investor (a "PRELIMINARY PUT NOTICE") stating that the Company may deliver a Put Notice to the Investor. The Company shall not be obligated to deliver a Put Notice following its delivery of a Preliminary Put Notice; provided, however, if the Company has engaged auditors that are acceptable to the Investor (including, but not limited to a "big five" accounting firm) and if on two occasions the Company fails to deliver a Put Notice within 30 days after its delivery of a Preliminary Put Notice then on each subsequent occasion that the Company delivers a Preliminary Put Notice the Company shall be obligated to reimburse the Investor for reasonable due diligence costs of the Investor up to $10,000 on each such occasion. Notwithstanding the foregoing, if the Company has failed to engage auditors or has engaged auditors that are not a "big five" accounting firm or are unacceptable to the Investor, the Company shall be obligated to reimburse the Investor for due diligence costs of the Investor up to $20,000 during each 90 calendar day period beginning on the Effective Date.

        d. Investor Obligation and Right to Purchase Shares. Following the Investor's receipt of a validly delivered Put Notice, the Investor shall be required to purchase from the Company during the related Purchase Period a number of Shares having an aggregate Purchase Price equal to the lower of (i) the Dollar Amount set forth in the Put Notice (subject to reduction during the Purchase Period as hereinafter provided), (ii) $5,000,000 (subject to reduction during the Purchase Period as hereinafter provided) and (iii) 20% of the aggregate of the Daily Trading Dollar Volume (as defined below) on the 20 consecutive Business Days immediately following the Put Notice Date (the lesser of (i), (ii) or (iii) above shall be referred to herein as the "REQUIRED DOLLAR AMOUNT"). The Investor shall have the right, but not the obligation, solely at its election to purchase during any such Purchase Period a number of Shares from the Company having an aggregate Purchase Price equal to up to 125% of the Required Dollar Amount. The Investor shall not in any event be required to purchase pursuant to this Agreement a number of Shares having an aggregate Purchase Price which is greater than $20,000,000 (excluding additional purchases which may be made at the election or option of the Investor pursuant to the immediately preceding sentence). The amount provided in clause (i) in the first sentence of this Section 1(d) shall be in effect at the beginning of each Purchase Period but shall be reduced during such Purchase Period by an amount equal to one-twentieth of the Dollar Amount in effect at the beginning of such Purchase Period for each trading day during such Purchase Period on which the weighted-average trading price of the Common Stock (as reported by Bloomberg Financial Markets ("BLOOMBERG") through its "Volume at Price" function) is less than $3.25 per share. The amount provided in clause (ii) of the first sentence of this Section 1(d) shall be in effect at the beginning of each Purchase Period but shall be reduced during such Purchase Period by $250,000 for each trading day during such Purchase Period on which the weighted-average trading price per share of the Common Stock (as reported by Bloomberg


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through its "Volume at Price" function) is less than $3.25 per share. For purposes hereof "DAILY TRADING DOLLAR VOLUME" shall mean the number of shares of Common Stock traded on such day on the Principal Market on which the Common Stock is traded multiplied by such day's weighted-average trading price (as reported by Bloomberg through its "Volume at Price" function).

        e. Limitation on Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase and a Required Dollar Amount may not include an amount, which when added to the sum of (x) the additional number of Shares which the Investor has the right to purchase with respect to such Required Dollar Amount (as set forth in the second sentence of Section 1(e)) and
(y) all other Shares acquired by the Investor pursuant to this Agreement during the 61 days preceding the Put Notice Date with respect to which this determination of the permitted Required Dollar Amount is being made, would exceed 4.99% of the number of shares of Common Stock outstanding on the Put Notice Date for such Purchase Period, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 Act, as amended (the "1934 ACT"). The Put Notice shall include a representation of the Company as to the number of shares of Common Stock outstanding on the Put Notice Date as determined in accordance with Section 13(d) of the 1934 Act. In the event that the number of shares of Common Stock outstanding as determined in accordance with Section 13(d) of the 1934 Act is different on any date during a Purchase Period than on the Put Notice Date associated with such Purchase Period, then the number of shares of Common Stock outstanding on such date during such Purchase Period shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement in the 61 calendar days preceding such date, would have acquired more than 4.99% of the number of shares of Common Stock outstanding during such period.

        f. Conditions to Investor's Obligation to Purchase Shares. Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to deliver a Put Notice and require the Investor to purchase any Shares at a Closing (as defined below) unless each of the following conditions are satisfied: (i) the Applicable Trading Price (hereinafter defined) on the Business Day prior to delivery of such Put Notice is at least $3.25 per share;
(ii) the Registration Statement shall have been declared effective and shall remain effective and available for sale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times during the period beginning on the date of delivery of the Preliminary Put Notice and ending on and including the related Closing Date; (iii) at all times during the period beginning on the date that the Company delivers a Preliminary Put Notice and ending on and including the related Closing Date, the Common Stock shall have been listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or designated on the Nasdaq National Market (the "PRINCIPAL MARKET") and shall not have been suspended from trading and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock; and (iv) during the period beginning on the date of this Agreement and ending on and including the applicable Closing Date, there shall not have occurred a Triggering Event (as defined below), a Major Transaction (as defined below) which has or could have a Material Adverse Effect (as defined in Section 3(a)) or the public announcement of a Major Transaction which has or could have a Material Adverse Effect which has not been abandoned or terminated; and (v) the Company has complied with its obligations and is


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otherwise not in breach of or in default of this Agreement, the Registration
Rights Agreement or the Notes. If (x) the Applicable Trading Price on any trading day during the Purchase Period associated with an effective Put Notice shall be less than $3.25 per share or (y) any of the events described in clauses
(ii) through (v) above occurs after an effective Put Notice is so delivered, and if any such circumstance described in (x) or (y) above so occurs before the entire Required Dollar Amount of Common Stock covered by such Put Notice shall have been purchased during the Purchase Period, then the Investor shall have no further obligation to purchase the balance of such Required Dollar Amount of Common Stock during such Purchase Period; provided, however, that on any day during the balance of such Purchase Period upon which such events described in clauses (ii) through (v) above do not exist or which follows a trading day upon which the Applicable Trading Price shall be $3.25 per share or more, the Investor may in its sole discretion but shall not be required to give the Company one or more Purchase Notices (as defined below) covering some or all of such balance of the Required Dollar Amount, as well as some or all of the additional amounts of Common Stock which the Investor may elect to purchase during such Purchase Period pursuant to Section 1(d) above. The "APPLICABLE TRADING PRICE" with respect to the Common Stock on any day, shall mean the dollar volume-weighted average price of Common Stock reported on such Business Day (as reported by Bloomberg through its "Volume at Price" function) or, in case no sales take place on such day, the average of the closing bid and asked prices on such prior day, in either case, as reported on Bloomberg through its "Volume at Price" function for such day, or, if not reported on the Bloomberg, the last quoted price on such prior day (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over the counter market, as reported by The Nasdaq Stock Market, Inc. such other system then in use, or, if on any such prior day no bids are quoted by any such organization, the average of the closing bid and asked prices on such prior day furnished by a professional market maker making a market in Common Stock selected by the Board of Directors of the Company, and, if on any such prior day, no market maker is making a market in the Common Stock, the fair market value of the Common Stock as of such prior day determined reasonably and in good faith by the Board of Directors of the Company.

        For purposes of this Agreement, a "MAJOR TRANSACTION" shall be deemed to have occurred at the closing of any of the following events: (i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (ii) the sale or transfer of all or substantially all of the Company's assets; or
(iii) the consummation of a purchase, tender or exchange offer made to and accepted by the holders of more than 30% of the outstanding shares of Common Stock. For purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred at such time as, in the event that the Investor or its affiliates consummates an agreement with the Company to purchase convertible notes of the Company (the "NOTES"), a "Triggering Event" (as defined in the Notes) occurs under the Notes.

        g. Purchase Price Per Share. For purposes of this Agreement, the "PURCHASE PRICE" for each Share purchased by the Investor shall be equal to the product of (i) 95% and (ii) the lowest daily dollar volume-weighted average price (as reported by Bloomberg through its "Volume at Price" function) of the Common Stock for the six consecutive trading days ending on and including the date of determination. The number of Shares so to be purchased pursuant


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to each Purchase Notice shall be rounded to the nearest whole number so as to avoid the issuance of fractional shares.

        h. Mechanics of Purchase of Shares by Investor. To effect a purchase of Shares during a Purchase Period the Investor shall deliver one or more written notices to the Company (each a "PURCHASE NOTICE") at any time and from time to time during the Purchase Period. Each Purchase Notice shall set forth (i) the aggregate Purchase Price for the Shares being purchased by the Investor pursuant to such Purchase Notice, (ii) the Purchase Price per Share as of the date of delivery of such Purchase Notice and (iii) the number of Shares being purchased pursuant to such Purchase Notice. The "PURCHASE NOTICE DATE" with respect to a Purchase Notice shall be the date on which the Investor delivers a copy of such Purchase Notice to the Company by facsimile transmission prior to 11:59 pm Central Time on such date. If prior to the last day of a Purchase Period the Investor shall not have delivered Purchase Notices covering the purchase of a number of Shares with an aggregate Purchase Price equal to at least the Required Dollar Amount of Common Stock required to be purchased during the respective Purchase Period, then the Investor shall be deemed to have delivered a Purchase Notice on the last day of such Purchase Period covering the purchase of a number of Shares with an aggregate Purchase Price equal to the difference of (x) the Required Dollar Amount with respect to such Purchase Period minus (y) the aggregate Purchase Price of the Shares covered by Purchase Notices delivered by the Investor to the Company during such Purchase Period. Subject to the satisfaction of the conditions set forth in Sections 1(f), 6 and 7, the closing of the purchase by the Investor of Shares shall occur at 10:00 a.m. Central Time, within three Business Days following the respective Purchase Notice Date (or such later date as is mutually agreed to by the Company and the Investor) (a "CLOSING DATE") at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. On each Closing Date, (A) the Company shall deliver to the Investor certificates representing the shares of Common Stock to be issued and sold to the Investor on such date and registered in the name of the Investor or deposit such shares into the accounts (and the Investor has confirmation that the shares are in such account) designated by the Investor for the benefit of the Investor and (B) on each Closing Date, the Investor shall deliver to the Company the price to be paid for such shares (after receipt of confirmation of delivery of such Shares), determined as aforesaid, by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to each Closing. In the alternative to physical delivery of certificates for Common Stock, if delivery of the shares of Common Stock may be effectuated by electronic book-entry through Depository Trust Company ("DTC"), then delivery of the shares of Common Stock pursuant to such purchase shall, unless requested otherwise by such Investor (or holder of such shares), settle by book-entry transfer through DTC by the third Business Day following the Investor's delivery of a Purchase Notice to the Company. The parties agree to coordinate with DTC to accomplish this objective.

        i. Effect of Failure to Satisfy Closing Obligations. Subject to the Company's compliance with all of the terms and conditions of this Agreement, with respect to each Purchase Period, if the Investor shall fail to purchase the entire Required Dollar Amount (subject to reduction as provided in Section 1(d)) by the third Business Day following the end of such Purchase Period, the Investor shall, in addition to any other remedies under this Agreement, pay


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as additional damages in cash to the Company, on the eighth Business Day following the end of such Purchase Period and on each succeeding fifth Business Day thereafter until the Required Dollar Amount is paid, an amount equal to one percent (1%) of the balance of the Required Dollar Amount that was not paid to the Company for such Purchase Period. Subject to the Investor's compliance with all of the terms and conditions of this Agreement, with respect to each Closing, if the Company shall fail to deliver to the Investor the shares of Common Stock to be issued and sold to the Investor by the third Business Day following delivery of a Purchase Notice, whether by physical delivery of certificates or by book-entry transfer through DTC for such shares of Common Stock, the Company shall, in addition to any other remedies under this Agreement, pay as additional damages in cash to the Investor, by the eighth Business Day following the delivery of a Purchase Notice and on each succeeding fifth Business Day thereafter until the shares of Common Stock are delivered, an amount equal to one percent (1%) of the value of the shares not delivered to the Investor by the third Business Day following the delivery of a Purchase Notice.

        j. Certain Adjustments. Applicable Daily Trading Dollar Volume, daily dollar volume-weighted average price, Purchase Prices per Share and the $3.25 amounts provided in Section 1(d) hereof shall be adjusted appropriately to reflect stock splits, stock dividends, combinations and like transactions affecting the Common Stock.

        k. Delisting; Deregistration; Suspension. If at any time during the Open Period or within thirty days after the end of the Open Period, (i) the Registration Statement, after it has been declared effective, shall not remain effective and available for sale of all the Registrable Securities, (ii) the Common Stock shall not be listed on The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. or designated on the Nasdaq National Market or shall have been suspended from trading or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock; or (iii) there shall have occurred a Triggering Event, the Investor shall have the right, as partial relief for the damages to any Investor by reason of the occurrence of the events listed in clauses (i), (ii) or (iii) above (which remedy shall not be exclusive of any other remedies available at law or equity), at its option in its sole discretion, which right shall be exercised within thirty days of such event or occurrence (a "REPURCHASE EVENT"), to sell to the Company, and the Company agrees to buy, promptly upon the exercise of such right by the Investor, but in any event within thirty (30) calendar days of the exercise of such right, and subject to the limitations imposed by the Texas Business Corporation Law, all or any part of the Common Stock issued to the Investor within 45 Business Days preceding the Investor's exercise of the option provided to it in this Section 1(k) and then held by the Investor at a price per share equal to the highest Applicable Trading Price during the period beginning on the date of the Repurchase Event and ending on and including the date on which the Investor exercises its right to require the Company to repurchase such Shares (the "PAYMENT AMOUNT"). If the Company fails to purchase the number of Shares of Common Stock from the Investor within ten calendar days of the exercise of the Investor's option hereunder, the Company shall pay to the Investor, on the first Business Day following such tenth calendar day, in addition to and not in lieu of the amount payable by the Company to the Investor upon exercise of the option, an amount equal to two percent (2%) of the aggregate Payment Amount then due and payable to the Investor, in cash or by certified check or wire transfer, plus compounded annual interest of 15% on such Payment Amount


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during the period, beginning on the day following such thirtieth calendar day, during which such amount, or any portion, is outstanding.

        l. Overall Limit on Common Stock Issuable. Notwithstanding anything herein contained to the contrary, the number of shares of Common Stock issuable by the Company and purchasable by the Investor hereunder shall not exceed twenty percent of the outstanding Common Stock of the Company as of the date hereof, subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting the Common Stock, (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Company's stockholders in accordance with applicable law and the bylaws of the Company. Without limiting the generality of the foregoing, such stockholders' approval will duly authorize the issuance by the Company of shares of Common Stock totaling twenty percent or more of the Company's Common Stock outstanding on the date hereof. The parties understand and agree that the Company's failure to obtain such approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Common Stock hereunder, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 1(l).

        2. INVESTOR'S REPRESENTATIONS AND WARRANTIES.

        The Investor represents and warrants to the Company that:

           a. Investment Purpose. The Investor is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

           b. Accredited Investor Status. The Investor is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

           c. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire such Shares.

           d. Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the


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Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 3 below. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

           e. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

           f. Transfer or Resale. The Investor understands that except as provided in the Registration Rights Agreement: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

           g. Legends. The Investor understands that, until such time as the sale of the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of such Shares may be made without registration under the 1933 Act, or
(iii) such holder provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

           h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

           i. Residency. The Investor is a resident of the State of New York.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to the Investor that:

           a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).

               b. Authorization; Enforcement; Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation

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


by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Shares issuable upon purchases pursuant to this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company and
(iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

               c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 6,531,311 shares were issued and outstanding, 1,165,000 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 933,775 shares are issuable and reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, which as of the date hereof, 1,250,000 were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement),
(v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

               d. Issuance of Shares. A number of shares of Common Stock equal to 150% of the number of Shares issuable based on the current Purchase Price upon purchase of the Shares pursuant to this Agreement (regardless of any limitation on the timing or amount of such

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


purchases) initially have been duly authorized and reserved for issuance (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) pursuant to this Agreement. Upon issuance in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Shares is exempt from registration under the 1933 Act.

               e. No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any Articles of Amendment, Preferences and Rights of any outstanding series of Preferred Stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under the Articles of Incorporation, any Articles of Amendment, Preferences and Rights of any outstanding series of Preferred Stock or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under this Agreement, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Except as disclosed in Schedule 3(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

               f. SEC Documents; Financial Statements. Since November 8, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the

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


foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or their respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments), except for changes to the Company's 1997 audited financial statements filed with the SEC as disclosed in the Company's Form 10-Q for the three-month period ended March 31, 1998 (the "FIRST QUARTER 10-Q"). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which will continue to be material, nonpublic information.

           g. Absence of Certain Changes. Except as disclosed in the First Quarter 10-Q, since December 31, 1997, there has been no change or development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or would have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

           h. Absence of Litigation. Except as set forth in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

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


           i. Acknowledgment Regarding Investor's Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor's purchase of the Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

           j. No Undisclosed Events, Liabilities, Developments or Circumstances. No material, adverse event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

           k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Shares.

           l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the 1933 Act or cause this offering of Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of the Shares under the 1933 Act or cause the offering of the Shares to be integrated with other offerings.

           m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

           n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their

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


respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

           o. Intentionally Omitted.

           p. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

           q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

           r. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate United States federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

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


           s. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           t. Intentionally Omitted.

           u. Tax Status. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

           v. Certain Transactions. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

           w. Dilutive Effect. The Company understands and acknowledges that the number of Shares issuable upon purchases pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Shares upon purchases pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

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


        4. COVENANTS.

           a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

           b. Blue Sky. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Investor at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating the offer and sale of the Securities required under the applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

           c. Reporting Status. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Notes is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

           d. Use of Proceeds. The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes.

           e. Financial Information. The Company agrees to send the following to each Investor during the Registration Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

           f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Shares. In the event that, notwithstanding the foregoing, the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 4(f), the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking stockholder approval for the authorization of such additional shares.

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


           g. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly provide to each Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

           h. Information Statement. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which shall be not later than 60 days after the date hereof (the "STOCKHOLDER ACTION DEADLINE"), an information statement, which has been previously reviewed by the Investor and a counsel of their choice, notifying such stockholders of the proposed action of the controlling stockholders to approve the Company's issuance of all of the Shares as described in this Agreement, that satisfies the stockholder approval requirements of the Principal Market or otherwise obtain shareholder approval that satisfies such requirements. On or before June 1, 1998, the Company shall deliver to the Investor copies of proxy agreements, in a form reasonably acceptable to the Investor, executed by William O. Winsauer, John S. Winsauer and Adrian Katz pursuant to which such persons agree to vote in favor of the matters described in this Section 4(h).

           i. Transactions With Affiliates. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

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


           j. Filing of Form 8-K/10-K. On or before the date which is three business days after the initial Closing Date, the Company shall file (i) a Form 8-K or (ii) an amendment to the Company's Form 10-K for the year ended December 31, 1997 with the SEC describing the terms of the transaction contemplated by the Transaction Documents in the form required by the 1934 Act.

           k. Corporate Existence. The Company will take all steps reasonably necessary to preserve and continue the corporate existence of the Company.

           l. Restrictions on Short Sales. During the period beginning on the date immediately following the Investor's receipt of a Preliminary Put Notice and ending on the date of the Investor's delivery of the last Purchase Notice associated with such Preliminary Put Notice, the Investor agrees that it will not enter into any "short sale" (as such term is defined in Rule 3b-3 of the 1934 Act) of Common Stock as hedging transactions with respect to its purchase of Shares under this Agreement; provided, however, that the restrictions on short sales set forth above shall not apply (i) to any sales made on the date that the Investor delivers a Purchase Notice or (ii) if the Company fails to deliver a Put Notice within 30 days after its delivery of such Preliminary Put Notice.

        5. TRANSFER AGENT INSTRUCTIONS.

        The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its respective nominee(s), for the Shares in such amounts as specified from time to time by the Investor to the Company upon delivery of a Purchase Notice (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Shares, prior to registration of the Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Investor's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If the Investor provides the Company with an opinion of counsel, in generally acceptable form, that registration of a resale by such Investor of any of such Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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


        6. CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

        The obligation hereunder of the Company to issue and sell the Shares to the Investor is further subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

           a. The Investor shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

           b. The Investor shall have delivered to the Company the Purchase Price for the Shares being purchased by the Investor at the Closing by check or wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

           c. The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the such Closing Date.

           d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        7. CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

        The obligation of the Investor hereunder to purchase and pay for Shares is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

           a. The Company shall have executed each of the Transaction Documents, and delivered the same to the Investor.

           b. The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been suspended by the Principal Market or the SEC, at any time beginning on the date hereof and through and including the Initial Closing Date.

           c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 4(g),

           (h) and (j) hereof, events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten Business Days prior to such Closing) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Operating Officer of the Company, dated as of the respective Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor including, without limitation, an update as of such Closing Date regarding the representation contained in Section 3(c) above.

           d. Such Investor shall have received the opinion of the Company's counsel dated as of such Closing Date, in the form of Exhibit C attached hereto.

           e. The Company shall have executed and delivered to the Investor the certificates representing the Shares (in such denominations as such Investor shall request) for the Shares being purchased by the Investor at such Closing.

           f. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to the Investor (the "RESOLUTIONS").

           g. At the first Closing to occur in each Purchase Period, to the extent permitted and authorized by applicable accounting standards, the Investor shall have received a letter of the type, in the form and with the substance of the letter described in Section 3(t) of the Registration Rights Agreement from the Company's auditors.

           h. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

           i. The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of such Closing Date.

           j. The Company shall have delivered to such Investor a certified copy of its Articles of Incorporation as certified by the Secretary of State of the State of Texas within 10 days of such Closing Date.

           k. The Company shall have delivered to such Investor a secretary's certificate, dated as such Closing Date, as to (i) the Resolutions described in Section 7(f), (ii) the Articles of Incorporation and
           (iii) the Bylaws, each as in effect at such Closing.

           l. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

           m. The Registration Statement shall be effective at the time of each Closing and no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending.

           n. At the time of each Closing, the Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

           o. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

           p. The stockholders of the Company shall have approved the issuance of the Shares in accordance with Section 4(h).

           q. The conditions to such Closing set forth in Section 1(f) shall have been satisfied on or before such Closing Date.

           r. The Company shall have delivered to the Investor a letter from the Transfer Agent certifying the number of shares of Common Stock and Preferred Stock outstanding as of a date within 3 days of such Closing Date.

           s. The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

        8. Termination.

           a. Optional Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Investor. The representations, warranties and covenants contained in or incorporated into this Agreement, insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive its termination for the period of any applicable statute of limitations.

           b. Automatic Termination . This Agreement shall automatically terminate without any further action of either party hereto upon the earlier of
(a) when the Investor has invested an aggregate of $20,000,000 in the Common Stock of the Company pursuant to this Agreement, apart from additional amounts which may be invested pursuant to Section 1(d); provided that the representations, warranties and covenants contained in this Agreement insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive the termination of this Agreement for the period of any applicable statute of limitations, (b) on the date which is two years after the Effective Date or (c) on the date which is twenty-seven months from the date hereof.

        All representations, warranties and covenants shall survive the termination of this Agreement.

        9. INDEMNIFICATION.

        In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares or (e) the status of such Investor or holder of the Shares as an investor in the Company, except, in the case of clauses (c), (d) and (e) above, to the extent that such liability is caused solely by an Indemnitee's or the respective Investor's breach of its obligations under the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        10. GOVERNING LAW; MISCELLANEOUS.

           a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

           b. Fees and Expenses. (i) Within one Business Days of the date that the Registration Statement is declared effective by the SEC, the Company shall deliver to the Investor either (A) an amount equal to $500,000 by wire transfer of immediately available funds or (B) stock certificates representing a number of shares of Common Stock having an aggregate Purchase Price (as of the date the Registration Statement is declared effective) of $500,000 (in either case, the "COMMITMENT FEE"). The Company shall notify the Investor of the Company's election to make the payments described in the immediately preceding sentence in cash or in shares of Common Stock by delivering written notice to the Investor at least three Business Days prior to the date that such payment is due. If the Registration Statement is not declared effective by the SEC on or before the date which is 90 days after the date hereof, then, in lieu of the payments referred to in the immediately preceding sentence, the Company shall pay to the Investor on or before the date which is the 2nd Business Day after such 90th day an amount equal to $500,000 by wire transfer of immediately available funds. If the Company fails to pay the Commitment Fee when due, then the Company shall pay to the Investor, on the first Business Day following the date such payment was due (in addition to and not in lieu of any remedy the Investor may have in law or in equity) an amount equal to 2% of the Commitment Fee, in cash or by certified check or wire transfer, plus compounded annual interest of 24% on such Commitment Fee during the period, beginning on the Business Day after the Commitment fee was due, during which such amount, or any portion, is outstanding. In the event that the Company elects to pay the Commitment Fee in shares of Common Stock, then to the extent possible the Company shall deliver such shares through DTC.

           (ii) As a further inducement to the Investor to enter into this Agreement, the Company agrees to reimburse the Investor or its designees or clients, as applicable, for reasonable expenses relating to the negotiation and execution of this Agreement and any closings hereunder up to $35,000 in the aggregate. Such amounts to be paid promptly upon submission of an invoice by the Investor to the Company.

           (iii) Except as otherwise set forth in this Section 10(b), Section 9 and Section 1(c), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Any attorneys' fees and expenses incurred by either the Company or by any Investor in connection with the preparation, negotiation, execution and delivery of any amendments to this Agreement or relating to the enforcement of the rights of any party, after the occurrence of any breach of the terms of this Agreement by another party or any default by another party in respect of the transactions contemplated hereunder, shall be paid on demand by the party which breached the Agreement and/or defaulted, as the case may be. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of any Shares issued pursuant hereto.

           b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

           c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

           d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

           e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

           f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

                       Autobond Acceptance Corporation
                       301 Congress Avenue
                       9th Floor
                       Austin, Texas  78701
                       Telephone:     (512) 435-7000
                       Facsimile:     (512) 472-1548
                       Attention:     Adrian Katz

        With a copy to:

                       Jones, Day, Reavis & Pogue
                       599 Lexington Avenue
                       New York, New York  10022
                       Telephone:     (212) 326-3939
                       Facsimile:     (212) 755-7306
                       Attention:     Glenn S. Arden, Esq.

        If to the Transfer Agent:

                       American Stock Transfer & Trust Co
                       40 Wall Street
                       New York, New York  10005
                       Telephone:     (718) 921-8380
                       Facsimile:     (718) 236-4588
                       Attention:     Barry Rosenthal

        If to the Investor:

                       Promethean Investment Group, L.L.C.
                       40 West 57th Street, Suite 1520
                       New York, New York 10019
                       Telephone:  212-698-0588
                       Facsimile:  212-698-0505
                       Attention:  E. Kurt Kim

        With a copy to:

                       Katten Muchin & Zavis
                       525 West Monroe Street, Suite 1600
                       Chicago, Illinois 60661-3693
                       Telephone:  312-902-5289
                       Facsimile:  312-902-1061
                       Attention:  Robert J. Brantman, Esq.

        Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

           g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may assign some or all of its rights hereunder to affiliates or associates of the Investor, without the consent of the Company, and to others, with the consent of the Company; provided, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Shares in connection with a bona fide margin account.

           h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

           i. Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Investor contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 10, and the indemnification provisions set forth in Section 9, shall survive each of the Closings. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

           j. Publicity. The Company and the Investor shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

           k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

           l. Placement Agent. The Company acknowledges that it has engaged Dresner Investments as placement agent in connection with the sale of the Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the purchase of the Shares by the Investor. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

           m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

           n. Remedies. The Investor and each holder of the Shares shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

           p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or the Registration Rights Agreement or the Investor enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

        IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Investment Agreement to be duly executed as of the date and year first above written.

COMPANY:                                     INVESTOR:

AUTOBOND ACCEPTANCE                          PROMETHEAN INVESTMENT GROUP, L.L.C.
 CORPORATION

By:                                          By:
   -------------------------------              -------------------------------
   Name:                                        Name: E. Kurt Kim
   Its:                                         Its:  Duly Authorized